As filed with the Securities and Exchange Commission
			       on June 9, 1995
						       File No. 33-
========================================================================
		      SECURITIES AND EXCHANGE COMMISSION
			     Washington, D.C. 20549
				    FORM S-8
	  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

			     HEMACARE CORPORATION
	  ------------------------------------------------------
	  (Exact Name of Registrant as specified in its Charter)

	  California                                  95-3280412
- -------------------------------                   -------------------
(State or other jurisdiction of                     (IRS Employer
incorporation or organization)                    Identification No.)

4954 Van Nuys Boulevard, Sherman Oaks, California         91403
- -------------------------------------------------      ----------
(Address of Principal Executive Offices)               (Zip Code)

		HemaCare Corporation 1986 Stock Option Plan
		--------------------------------------------
			(Full Title of the Plan)

			     HAL I. LIEBERMAN
	 4954 Van Nuys Boulevard, Sherman Oaks, California  91403
	 ---------------------------------------------------------
		  (Name and Address of Agent for Service)

				(818) 986-3883
	 -------------------------------------------------------------
	 (Telephone Number, including Area Code, of Agent for Service)

		Please send copies of all correspondence to:

			   GORDON R. KANOFSKY, ESQ.
			    Hughes Hubbard & Reed
		      350 South Grand Avenue, 36th Floor
		      Los Angeles, California  90071-3442
				(213) 613-2800

		       CALCULATION OF REGISTRATION FEE

						   Proposed
Title of Securities      Amount to be          Proposed Maximum             Aggregate Offering          Amount of
 to be Registered         Registered         Offering Price Per Share               Price           Registration Fee
- -------------------     -------------        ------------------------       ------------------      -----------------
Common Stock, without
par value               160,000 shares <F1>  $2.20  <F2>                    $352,000                $122.00
=====================   ===================  =========================      ===================     ==================

(1) Includes an indeterminable number of shares which may be issued as a result of anti-dilution provisions set forth in the stock option plan to which this Registration Statement relates.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq/SmallCap Market on June 7, 1995.

			   EXPLANATORY NOTE

This Registration Statement relates to an amendment of the HemaCare Corporation 1986 Stock Option Plan that increased the aggregate number of shares of common stock authorized for issuance thereunder from 800,000 to 960,000. Of such shares, 800,000 have already been registered (450,000 shares were registered pursuant to a Registration Statement on Form S-8 (File No. 33-30971), which was filed with the Commission on September 11, 1989, and an additional 350,000 shares were registered pursuant to a Registration Statement on Form S-8 (File No. 33-52622), which was filed with the Commission on October 2, 1992 (the "1992 Registration Statement")). This Registration Statement, therefore, relates to the remaining 160,000 shares that may be issued pursuant to such plan. The contents of the 1992 Registration
Statement are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the 1992 Registration Statement.

				  PART II

	     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
	  ----------------------------------------

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, including the portions of the Registrant's definitive proxy statement for its 1995 Annual Meeting of Shareholders incorporated by reference into such Annual Report; and

     (b) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, dated December 5, 1986, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.
	  ---------

	  4.3 HemaCare Corporation 1986 Stock Option Plan, as amended (incorporated by referenced to Exhibit 10.4 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994).

	  5.1   Opinion of Hughes Hubbard & Reed.

	  23.1  Consent of Arthur Andersen LLP.

	  23.2  Consent of Hughes Hubbard & Reed (contained in Exhibit 5.1).

	  24.1  Power of Attorney (see page S-1).

				    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sherman Oaks, State of California, on the 9th day of June, 1995.

				   HEMACARE CORPORATION

				   By:/s/ HAL I. LIEBERMAN
				      ---------------------------
				      Hal I. Lieberman
				      President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hal I. Lieberman and Thomas M. Asher, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date
- ----------                    -----                         ----

/s/ THOMAS M. ASHER           Chairman of the Board         June 9, 1995
- -------------------------      of Directors
Thomas M. Asher, Ph.D.

/s/ HAL I. LIEBERMAN          President, Chief Executive    June 9, 1995
- ------------------------      Officer and Director
Hal I. Lieberman              (principal executive officer)

/s/ JOSHUA LEVY               Sr. Vice President and        June 9, 1995
- -------------------------     Director
Joshua Levy, M.D.

/s/ GLENN W. BARTLETT         Director                      June 9, 1995
- -------------------------
Glenn W. Bartlett, Ph.D.

			      Director                      June 9, 1995
- -------------------------
Alfred G. Scheid

/s/ WILLIS L. WARNER          Director                      June 9, 1995
- -------------------------
Willis L. Warner, M.D.

/s/ SHARON C. KAISER
- -------------------------     Chief Financial Officer       June 9, 1995
Sharon C. Kaiser              (principal financial and
			      accounting officer)

				 EXHIBIT INDEX

								      Sequentially
Description of Exhibit                                                Numbered Page
- ----------------------                                                -------------
4.3   HemaCare Corporation 1986 Stock Option Plan, as amended
      (incorporated by referenced to Exhibit 10.4 of the
      Registrant's Quarterly Report on Form 10-Q for the fiscal
      quarter ended September 30, 1994)..........................

5.1   Opinion of Hughes Hubbard & Reed...........................     Filed herewith electronically

23.1  Consent of Arthur Andersen LLP.............................     Filed herewith electronically

23.2  Consent of Hughes Hubbard & Reed (contained in Exhibit 5.1)     Filed herewith electronically

24.1  Power of Attorney (see page S-1)...........................     Filed herewith electronically